UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2016 (December 22, 2016)

QUANTUM MATERIALS CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-52956	20-8195578
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3055 Hunter Road San Marcos, TX	78666
(address of principal executive offices)	(zip code)

713-817-2675

(registrant’s telephone number, including area code)

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement

On December 22, 2016, Quantum Materials Corp. (the “Company”) and Sriram Peruvemba entered into a Resignation Agreement pursuant to which Mr. Peruvemba resigned from his positions of officer and director of the Company and agreed to terminate his employment agreement dated June 13, 2016, except as otherwise specified in the Resignation Agreement appended hereto as Exhibit 10.1.

Pursuant to the terms of the Resignation Agreement, the Company agreed to pay $30,000 of accrued wages to Mr. Peruvemba on or before February 15, 2017 and to make six monthly payments of $20,000 to Mr. Peruvemba between February and July 2017. The Company also agreed to pay Mr., Peruvemba’s health insurance through June 2017 and to confirm the vesting of vested and unvested options or warrants totaling 3,754,150.

Item 5.02	Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

On December 22, 2016, Daniel Carlson, Ray Martin and Sriram Peruvemba resigned from the Board of Directors and Mr. Peruvemba resigned from the positions of CEO and President. Following these resignations, Stephen Squires, Shane Squires and Ghassan Jabbour were appointed to the Board of Directors and the new Board of Directors, including David Doderer who is continuing to serve on the Board, elected Stephen Squires Interim Chief Executive Officer and President. As Mr. Squires is currently an employee of the Company, he has an employment agreement that is described in the Form 8-K dated June 15, 2016. There have been no changes to this agreement as of the date hereof.

Stephen Squires has over 25 years of experience in turnarounds, startups, business development, mergers and acquisitions and strategic planning. Mr. Squires is skilled at identifying emerging technologies and driving commercialization/global market introduction to position companies for growth. He has served as the Company’s President, CEO and Chairman from 2008 to June 30, 2016 and he is currently serving as a General Manager of Solterra. Prior to QMC, from 2001 to 2008, Mr. Squires’ principal occupation was consulting and advising in the areas of advanced materials, nanotechnology, applications engineering, strategic international marketing with emphasis on middle east and commercialization of emerging technologies for Orasi LLC. From 1983 to 2001, Mr. Squires, as founder, served as President and Chief Executive Officer of Aviation Composite Technologies, Inc., a company whose principal business was the engineering, design, manufacture and refurbishment of advanced composite aero structures (“Aviation Composite”). Under Mr. Squires’ leadership, Aviation Composite grew from zero to over 200 employees and operated a 100,000 square foot state of the art facility. Aviation Composite was merged with USDR Aerospace in 2001. From 1977 to 1983, he worked at McDonnell Douglas Corporation, a company engaged in the business of building advanced tactical fighter aircraft and space vehicles, developing and adapting advanced materials for combat aircraft applications.

Dr. Ghassan E. Jabbour is Director & Professor (Photonics, Printed/Flexible Devices, Displays & Lighting, Smart Textile & Paper, Renewable Energy. Previously, he was a Director of the Solar and Alternative Energy Science and Engineering Research Center at KAUST (King Abdullah University of Science and Technology) in Saudi Arabia. Prior to this Dr. Jabbour was the Director of Flexible and Organic Electronics Development at the Flexible Display Center (FDC) since 2006 and a Professor of Chemical and Materials Engineering at Arizona State University since 2006. He is also the Technical Advisory Board Leader on Optoelectronic Materials, Devices and Encapsulation at FDC. He has been selected to the Asahi Shimbun 100 New Leaders of the USA and has received the Presidential Award for Excellence from the Hariri Foundation in 1997. Dr. Jabbour's research experience encompasses flexible-roll-to-roll-electronics and displays, smart textile, moisture and oxygen barrier technology, transparent conductors, organic light emitting devices, organic and hybrid photovoltaics, organic memory storage, organic thin film transistors, combinatorial discovery of materials, nano and macro printed devices, micro and nanofabrication, biosensors, and quantum simulations of electronic materials. Dr. Jabbour attended Northern Arizona University, the Massachusetts Institute of Technology (MIT), and the University of Arizona. Dr. Jabbour is an SPIE fellow.  Prof. Jabbour has authored and co-authored over 300 publications, invited talks, and conference proceedings. He is the editor of several books and symposia proceedings involving organic photonics and electronics, and nanotechnology. Prof. Jabbour is the guest editor of the MRS Bulletin issue on “Organic Photovoltaics”. He is the Chair and/or Co-Chair of over 50 conferences related to photonic and electronic properties of organic materials and their applications in displays and lighting, hybrid photosensitive materials, and hybrid integration of semiconducting and nanotechnology. Dr. Jabbour has scientific and technical experience with the Company's technology and proposed products. Much of our technology development was accomplished on site by Dr. Jabbour at the Arizona State University labs. The foregoing scientific knowledge is an important asset to a technology driven company and to Dr. Jabbour's presence on the Board of Directors of the Company.

Shane Squires is currently a research analyst with Invesco Real Estate (a subsidiary of Invesco Ltd.), engaged in the business of managing global investments in direct real estate, real estate securities, infrastructure securities and master limited partnerships (MLPs). Mr. Squires has held this position with Invesco Real Estate specializing in business intelligence and data strategy since March 2016.  Prior to this, Mr. Squires held the position of Senior Economist at Realpage Inc.  Mr. Squires, who is the son of Stephen Squires, has a Masters in Applied Economic Analysis and a Bachelor of Science in Economics from the University of Texas at Arlington.

Daniel Carlson and Ray Martin each served on the Company’s Audit Committee and Compensation Committee. Daniel Carlson, Ray Martin and Sriram Peruvemba each served on the Company’s Nominating Governance Committee. As of the filing date of this Form 8-K, none of the committee vacancies have been filled by the newly appointed directors.

Each of the directors, namely Sriram Peruvemba, Daniel Carlson and Ray Martin entered into resignation agreements. Reference is made to Item 1.02 for a description of the resignation agreement of Sriram Peruvemba. Messrs. Carlson’s and Martin’s resignation agreements, provided among other things, for the vesting of outstanding vested and unvested options/warrants totaling 1,150,000 shares and 691,660 shares, respectively.

Item 9.01	Financial Statements and Exhibits.

Exhibit	Description

10.1	Resignation Agreement of Sriram Peruvemba dated December 22, 2016. (Filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM MATERIALS CORP.

Dated: December 30, 2016	/s/ Stephen Squires
STEPHEN SQUIRES